UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-12436 (Commission File No.)	58-1492391 (IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant's Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on May 22, 2018. At the Annual Meeting of the Shareholders, proxies were solicited under Regulation 14 of the Securities Exchange Act of 1934. Total shares eligible to vote amounted to 8,439,258. A total of 5,336,749.351 shares (63.24%) were represented by shareholders, in attendance or by proxy. The following directors were elected to serve one year until the next annual meeting.

	For	Against

Scott L. Downing	5,275,372.82	61,376.69
M. Frederick Dwozan, Jr.	5,274,737.82	62,011.69
Terry L. Hester	5,272,152.82	64,596.69
Ed Loomis	5,274,372.82	62,376.69
Mark H. Massee	5,270,608.82	66,140.69
Jonathan W.R. Ross	5,270,608.82	66,140.69

The shareholders approved the Advisory (non-binding) Resolution on Executive Compensation with a final vote count as follows:

For	Against	Abstain
5,247,193.29	71,104.40	18,451.82

The shareholders approved the ratification of the appointment of the Company’s accounting firm (broker votes included) as follows:

For	Against	Abstain
6,765,139.51	3,652.00	1,027.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: May 23, 2018	By:	/s/ Terry L. Hester
Terry L. Hester Executive Vice-President and Chief Financial Officer